UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2013

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

7999 Gateway Blvd, Suite 300, Newark, California 94560

(Address of principal executive offices, with zip code)

(510) 744-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On December 17, 2013, Depomed, Inc., a California corporation (“Depomed”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Nautilus Neurosciences, Inc., a Delaware corporation (“Nautilus”), pursuant to which Depomed acquired from Nautilus all of the rights to CAMBIA® (diclofenac potassium for oral solution), including related product inventory, and assumed from Nautilus certain liabilities relating to CAMBIA, for $48,725,000 in cash (the “Initial Payment”).

Depomed also has agreed to pay one-time, contingent cash payments upon the achievement of certain CAMBIA net sales milestones.  Up to $5,000,000 in sales milestones are payable to Nautilus, and up to $10,000,000 in sales milestones are payable to third parties pursuant to contracts assigned to Depomed.  The net sales thresholds triggering milestone payments range from $30,000,000 in trailing twelve-month net sales to $100,000,000 in calendar year net sales.  Depomed also assumed certain third party royalty obligations totaling not more than 11% of CAMBIA net sales.

Pursuant to the Asset Purchase Agreement, $7,500,000 of the Initial Payment will be held in escrow for 24 months and applied towards the indemnification obligations of Nautilus as set forth in the Asset Purchase Agreement.

The foregoing description of the terms of the Asset Purchase Agreement is qualified in its entirety by reference to the provisions of the Asset Purchase Agreement, which will be filed as an exhibit to the Depomed’s Annual Report on Form 10-K for the year ending December 31, 2013.

Item 2.01              Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(a)                                 Financial Statements of Businesses Acquired

Any financial statements to be filed in response to this Item 9.01(a) with respect to the transaction described in Item 2.01 herein will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(b)                                 Pro Forma Financial Information

Any pro forma financial information to be filed in response to this Item 9.01(b) with respect to the transactions described in Item 2.01 herein will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: December 17, 2013	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel